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                                 EXHIBIT 99 (2)

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Quarterly Report of Coastal Caribbean Oils & Minerals, Ltd. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel W. Sharp, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date:  May 12, 2003                           By /s/ Daniel W. Sharp
                                              ----------------------------------
                                              Daniel W. Sharp
                                              Treasurer and Chief Accounting and
                                              Financial Officer

A signed original of this written statement required by Section 906 has been provided to Coastal Caribbean Oils & Minerals, Ltd. and will be retained by Coastal Caribbean Oils & Minerals, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.